COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS VARIABLE INVESTMENT FUND, INTERNATIONAL
VALUE PORTFOLIO AND THE MORGAN STANLEY CAPITAL
INTERNATIONAL EUROPE, AUSTRALASIA, FAR EAST (EAFE  (R) )
INDEX

EXHIBIT A:
                     MORGAN
                    STANLEY             DREYFUS
                    CAPITAL            VARIABLE
                  INTERNATIONAL       INVESTMENT
                    EUROPE,              FUND,
                  AUSTRALASIA,       INTERNATIONAL
   PERIOD          FAR EAST              VALUE
               (EAFE (R) ) INDEX*      PORTFOLIO

   5/1/96                  10,000             10,000
   6/30/96                  9,871             10,000
   9/30/96                  9,858              9,952
  12/31/96                 10,016             10,341
   3/31/97                  9,858             10,450
   6/30/97                 11,137             11,657
   9/30/97                 11,059             12,030
  12/31/97                 10,194             11,241

* Source: Lipper Analytical Services, Inc.